Exhibit 10.12

1st AMENDMENT TO NANCY B. HUBER EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into on February 6, 2020, by and between Nancy B. Huber (“Employee”) and MEDICINE MAN TECHNOLOGIES, INC. (“MMT”)(each of the foregoing referred to individually as “Party” or collectively as the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties have previously entered into the Employment Agreement on or about December 5, 2019 and have now agreed to amend the Employment Agreement by the terms of this Amendment (“Amendment”).

WHEREAS, the Parties to this First Amendment agree to the following changes in the Employment Agreement:

Section 3. entitled “COMPENSATION” subsection d., is hereby amended, in part, to add subsubsection (iii) to the end of the paragraph. Subsubsection (iii) reads as follows:

Or (iii) The termination by the Board of Directors of the Company’s Chief Executive Officer for any reason other than for “Cause” (as such term is defined in the Company’s employee agreement with its current Chief Executive Officer) provided that such Chief Executive Officer is also removed or no longer serves as Chairman of the Board of Directors.

IN WITNESS WHEREOF, the Parties have executed this First Amendment on the date set forth above.

MEDICINE MAN TECHNOLOGIES, INC.		Nancy B. Huber
By:	/s/ Justin Dye	By:	/s/ Nancy Huber
Name:	Justin Dye	Name:	Nancy B. Huber
Title:	Chief Executive Officer	Title:	Employee
Address:	4880 Havana St. Suite 201, Denver CO 80239
Email:	Justin@medicinemantechnologies.com
Phone:	(303) 371-0387